Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$297,951,428
Unrealized Gain (Loss) on Market Value of Commodity Futures	(349,598,567)
Dividend Income	49,661
Interest Income	67,449
ETF Transaction Fees	21,000
Total Income (Loss)	$(51,509,029)

Expenses
General Partner Management Fees	$1,274,543
Professional Fees	676,976
Brokerage Commissions	98,958
Directors' Fees and insurance	43,174
NYMEX License Fee	42,485
SEC & FINRA Registration Expense	325,500
Total Expenses	$2,461,636
Net Income (Loss)	$(53,970,665)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/21	$3,420,991,755
Additions (2,000,000 Shares)	83,102,719
Withdrawals (12,100,000 Shares)	(507,950,704)
Net Income (Loss)	(53,970,665)

Net Asset Value End of Month	$2,942,173,105
Net Asset Value Per Share (72,823,603 Shares)	$40.40

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596